345 E. Main St.
Warsaw, IN 46580
www.zimmerbiomet.com	Exhibit 99.1

Media	Investors
Heather Zoumas-Lubeski	David DeMartino
(445) 248-0577	(646) 531-6115
heather.zoumaslubeski@zimmerbiomet.com	david.demartino@zimmerbiomet.com

Zach Weiner
(908) 591-6955
zach.weiner@zimmerbiomet.com

Zimmer Biomet Announces

Third Quarter 2024 Financial Results

•
Third quarter net sales of $1.824 billion increased 4.0% and 4.1% on a constant currency1 basis
•
Third quarter diluted earnings per share were $1.23; adjusted1 diluted earnings per share were $1.74
•
Company updates 2024 financial guidance, reducing and narrowing range for full year outlook

(WARSAW, IN) October 30, 2024 — Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH) today reported financial results for the quarter ended September 30, 2024. The Company reported third quarter net sales of $1.824 billion, an increase of 4.0% over the prior year period, and an increase of 4.1% on a constant currency1 basis. Net earnings for the third quarter were $249.1 million, or $353.2 million on an adjusted1 basis.

Diluted earnings per share were $1.23 for the third quarter, and adjusted1 diluted earnings per share were $1.74.

1.
Reconciliations of these measures to the corresponding U.S. generally accepted accounting principles measures are included in this press release.

“We are pleased with the strong performance we delivered in the third quarter, despite our ERP implementation challenges,” said Ivan Tornos, Zimmer Biomet’s President and Chief Executive Officer. “I am proud of the team and how they came together to manage the ERP issues and mitigate the negative impact on the Company’s performance for the year, positioning us to focus on our exciting innovation pipeline and planned new product introductions. We look forward to delivering on our strategic priorities and advancing our mission to help millions of people alleviate pain and improve their quality of life.”

Recent Highlights

•
Announced plans for the broad commercial launch of the Z1™ Femoral Hip System for total hip arthroplasty at the upcoming 2024 annual meeting of the American Association of Hip and Knee Surgeons (AAHKS). The launch of the Z1 Femoral Hip System, a triple-taper femoral system, pairs with Zimmer Biomet’s industry-leading G7® Acetabular System to provide surgeons with a versatile, streamlined and efficient total hip arthroplasty solution.
•
Completed the acquisition of OrthoGrid Systems Inc., a privately-held medical technology company focused on artificial intelligence (AI)-driven surgical guidance systems for total hip replacement. The acquisition includes OrthoGrid’s AI-powered fluoroscopy-based surgical assistance product Hip AI®, as well as two additional orthopedic applications and over 40 patents.
•
Appointed David DeMartino as Senior Vice President, Investor Relations.
•
Received key recognition and awards: Zimmer Biomet was honored with the Faith in Practice Visionary Award in recognition of the Company’s commitment to give back to global communities and people in need, including our unique, long-term partnership to prioritize continuity of care; PM360 named Zimmer Biomet President and CEO Ivan Tornos the Life Sciences Manufacturer CEO of the Year award winner.

Geographic and Product Category Sales

The following sales tables provide results by geography and product category for the three and nine-month periods ended September 30, 2024, as well as the percentage change compared to the applicable prior year period, on both a reported basis and a constant currency basis.

NET SALES - THREE MONTHS ENDED SEPTEMBER 30, 2024
(in millions, unaudited)

			Constant
	Net		Currency
	Sales	% Change	% Change
Geographic Results
United States	$1,052.3	2.0%	2.0%
International	771.9	6.9	7.1
Total	$1,824.2	4.0%	4.1%
Product Categories
Knees
United States	$425.4	2.9%	2.9%
International	319.7	9.1	9.2
Total	745.1	5.5	5.5
Hips
United States	254.5	4.9	4.9
International	227.0	1.9	2.4
Total	481.5	3.5	3.7
S.E.T. *	454.2	7.3	7.3
Other	143.4	(9.7)	(9.5)
Total	$1,824.2	4.0%	4.1%

* Sports Medicine, Extremities, Trauma, Craniomaxillofacial and Thoracic

NET SALES - NINE MONTHS ENDED SEPTEMBER 30, 2024
(in millions, unaudited)

			Constant
	Net		Currency
	Sales	% Change	% Change
Geographic Results
United States	$3,257.7	3.1%	3.1%
International	2,397.7	4.5	7.1
Total	$5,655.4	3.7%	4.8%
Product Categories
Knees
United States	$1,324.6	2.0%	2.0%
International	1,009.7	7.3	9.4
Total	2,334.3	4.2	5.1
Hips
United States	768.3	2.6	2.6
International	710.8	(0.4)	2.8
Total	1,479.1	1.1	2.7
S.E.T. *	1,376.4	5.9	6.7
Other	465.6	3.0	4.3
Total	$5,655.4	3.7%	4.8%

* Sports Medicine, Extremities, Trauma, Craniomaxillofacial and Thoracic

Amounts reported in millions are computed based on the actual amounts. As a result, the sum of the components reported in millions may not equal the total amount reported in millions due to rounding. Percentages presented are calculated from the underlying unrounded amounts.

Financial Guidance

The Company is updating its full-year 2024 financial guidance to reduce and narrow its previous projected ranges for revenue growth and adjusted1 diluted EPS:

Projected Year Ending December 31, 2024
	Previous Guidance	Updated Guidance
2024 Reported Revenue Change	4.0% - 5.0%	3.5% - 4.0%
Foreign Currency Exchange Impact	(1.0)%	(0.75)%
2024 Constant Currency Revenue Change	5.0% - 6.0%	4.25% - 4.75%
Adjusted Diluted EPS(1)	$8.00 - $8.15	$7.95 - $8.05

(1)

This measure is a non-GAAP financial measure for which a reconciliation to the most directly comparable GAAP financial measure is not available without unreasonable efforts. See “Forward-Looking Non-GAAP Financial Measures” below, which identifies the information that is unavailable without unreasonable efforts and provides additional information. It is probable that this forward-looking non-GAAP financial measure may be materially different from the corresponding GAAP financial measure.

Conference Call

The Company will conduct its third quarter investor conference call today, October 30, 2024, at 8:30 a.m. ET. The audio webcast can be accessed via Zimmer Biomet's Investor Relations website at https://investor.zimmerbiomet.com. It will be archived for replay following the conference call.

About the Company

Zimmer Biomet is a global medical technology leader with a comprehensive portfolio designed to maximize mobility and improve health. We seamlessly transform the patient experience through our innovative products and suite of integrated digital and robotic technologies that leverage data, data analytics and artificial intelligence.

With 90+ years of trusted leadership and proven expertise, Zimmer Biomet is positioned to deliver the highest quality solutions to patients and providers. Our legacy continues to come to life today through our progressive culture of evolution and innovation.

For more information about our product portfolio, our operations in 25+ countries and sales in 100+ countries or about joining our team, visit www.zimmerbiomet.com or follow on LinkedIn at www.linkedin.com/company/zimmerbiomet or X / Twitter at www.twitter.com/zimmerbiomet.

Website Information

We routinely post important information for investors on our website, www.zimmerbiomet.com, in the “Investor Relations” section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts.

The information contained on, or that may be accessed through, our website or any other website referenced herein is not incorporated by reference into, and is not a part of, this document.

Note on Non-GAAP Financial Measures

This press release and our commentary in our investor conference call today include non-GAAP financial measures that differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP.

Net sales change information for the three and nine-month periods ended September 30, 2024 is presented on a GAAP (reported) basis and on a constant currency basis. Constant currency percentage changes exclude the effects of foreign currency exchange rates. They are calculated by translating current and prior-period sales at the same predetermined exchange rate. The translated results are then used to determine year-over-year percentage increases or decreases.

Net earnings and diluted earnings per share for the three and nine-month periods ended September 30, 2024 and 2023 are presented on a GAAP (reported) basis and on an adjusted basis. These adjusted financial measures exclude the effects of certain items, which are detailed in the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures presented later in the press release.

Free cash flow is an additional non-GAAP measure that is presented in this press release. Free cash flow is computed by deducting additions to instruments and other property, plant and equipment from net cash provided by operating activities.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this press release. This press release also contains supplemental reconciliations of additional non-GAAP financial measures that the Company presents in other contexts. These additional non-GAAP financial measures are computed from the most directly comparable GAAP financial measure as indicated in the applicable reconciliation.

Management uses non-GAAP financial measures internally to evaluate the performance of the business. Additionally, management believes these non-GAAP measures provide meaningful incremental information to investors to consider when evaluating the performance of the Company. Management believes these measures offer the ability to make period-to-period comparisons that are not impacted by certain items that can cause dramatic changes in reported income but that do not impact the fundamentals of our operations. The non-GAAP measures enable the evaluation of operating results and trend analysis by allowing a reader to better identify operating trends that may otherwise be masked or distorted by these types of items that are excluded from the non-GAAP measures. In addition, constant currency sales changes, adjusted operating profit, adjusted diluted earnings per share and free cash flow are used as performance metrics in our incentive compensation programs.

Forward-Looking Non-GAAP Financial Measures

This press release also includes certain forward-looking non-GAAP financial measures for the year ending December 31, 2024. We calculate forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, we exclude the impact of certain charges related to initial compliance with the European Union Medical Device Regulation; restructuring and other cost reduction initiatives; acquisition, integration, divestiture and related; and certain legal and tax matters. We have not provided quantitative reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures because the excluded items are not available on a prospective basis without unreasonable efforts. For example, the timing of certain transactions is difficult to predict because management's plans may change. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. It is probable that these forward-looking non-GAAP financial measures may be materially different from the corresponding GAAP financial measures.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding financial guidance, statements regarding macro pressures, including the impact of such pressures on our business, and any statements about our forecasts, expectations, plans, intentions, strategies or prospects. All statements other than statements of historical or current fact are, or may be deemed to be, forward-looking statements. Such statements are based upon the current beliefs, expectations and assumptions of management and are subject to significant risks, uncertainties and changes in circumstances that could cause actual outcomes and results to differ materially from the forward-looking statements. These risks, uncertainties and changes in circumstances include, but are not limited to: competition; pricing pressures; dependence on new product development, technological advances and innovation; changes in customer demand for our products and services caused by demographic changes, obsolescence, development of different therapies or other factors; shifts in the product category or regional sales mix of our products and services; the effects of business disruptions affecting us, our suppliers, customers or payors, either alone or in combination with other risks on our business and operations; the risks and uncertainties related to our ability to successfully execute our restructuring plans; control of costs and expenses; our ability to attract, retain and develop the highly skilled employees, senior management, independent agents and distributors we need to support our business; the possibility that the anticipated synergies and other benefits from mergers and acquisitions will not be realized, or will not be realized within the expected time periods; the risks and uncertainties related to our ability to successfully integrate the operations, products, employees and distributors of acquired companies; the effect of the potential disruption of management’s attention from ongoing business operations due to integration matters related to mergers and acquisitions; the effect of mergers and acquisitions on our relationships with customers, suppliers and lenders and on our operating results and businesses generally; the ability to form and implement alliances; dependence on a limited number of suppliers for key raw materials and other inputs and for outsourced activities; the risk of disruptions in the supply of materials and components used in manufacturing or sterilizing our products; breaches or failures of our information technology systems or products, including by cyberattack, unauthorized access or theft; delays, further difficulties and additional expense incurred to remediate problems with our enterprise resource planning system updates; challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international businesses, including regulations of the U.S. Food and Drug Administration (“FDA”) and other government regulators, such as more stringent requirements for regulatory clearance of products; the outcome of government investigations; the impact of healthcare reform and cost containment measures, including efforts sponsored by government agencies, legislative bodies, the private sector and healthcare purchasing organizations, through reductions in reimbursement levels, repayment demands and otherwise; the impact of substantial indebtedness on our ability to service our debt obligations and/or refinance amounts outstanding under our debt obligations at maturity on terms favorable to us, or at all; changes in tax obligations arising from examinations by tax authorities and from changes in tax laws in jurisdictions where we do business, including as a result of the “base erosion and profit shifting” project undertaken by the Organisation for Economic

Co-operation and Development and otherwise; challenges to the tax-free nature of the ZimVie Inc. ("ZimVie") spinoff transaction and the subsequent liquidation of our retained interest in ZimVie; the risk of additional tax liability due to the recategorization of our independent agents and distributors to employees; the risk that material impairment of the carrying value of our intangible assets, including goodwill, could negatively affect our operating results; changes in general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations; changes in general industry and market conditions, including domestic and international growth, inflation and currency exchange rates; the domestic and international business impact of political, social and economic instability, tariffs, trade restrictions and embargoes, sanctions, wars, disputes and other conflicts, including on our ability to operate in, export to or from or collect accounts receivable in affected countries; challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international businesses, including regulations of the FDA and other government regulators relating to medical products, healthcare fraud and abuse laws and data privacy and security laws; the success of our quality and operational excellence initiatives; the ability to remediate matters identified in inspectional observations or warning letters issued by the FDA and other regulators, while continuing to satisfy the demand for our products; product liability, intellectual property and commercial litigation losses; and the ability to obtain and maintain adequate intellectual property protection. A further list and description of these risks and uncertainties and other factors can be found in our Annual Report on Form 10-K for the year ended December 31, 2023, including in the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and our subsequent filings with the Securities and Exchange Commission (SEC). Copies of these filings are available online at www.sec.gov, www.zimmerbiomet.com or on request from us. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in our filings with the SEC. Forward-looking statements speak only as of the date they are made, and we expressly disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of this press release are cautioned not to rely on these forward-looking statements since there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary note is applicable to all forward-looking statements contained in this press release.

Note: Amounts reported in millions within this press release are computed based on the actual amounts. As a result, the sum of the components reported in millions may not equal the total amount reported in millions due to rounding. Certain columns and rows within tables may not add due to the use of rounded numbers. Percentages presented are calculated from the underlying unrounded amounts.

###

ZIMMER BIOMET HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 and 2023
(in millions, except per share amounts, unaudited)

	2024	2023
Net Sales	$1,824.2	$1,753.6
Cost of products sold, excluding intangible asset amortization	538.6	518.6
Intangible asset amortization	148.2	145.0
Research and development	111.6	116.9
Selling, general and administrative	709.7	674.9
Restructuring and other cost reduction initiatives	32.2	24.3
Acquisition, integration, divestiture and related	4.4	7.3
Operating expenses	1,544.7	1,487.0
Operating Profit	279.5	266.6
Other income, net	5.1	3.8
Interest expense, net	(54.3)	(51.1)
Earnings before income taxes	230.3	219.2
(Benefit) provision for income taxes	(18.9)	56.4
Net Earnings	249.2	162.8
Less: Net earnings attributable to noncontrolling interest	0.2	0.2
Net Earnings of Zimmer Biomet Holdings, Inc.	$249.1	$162.7

Earnings Per Common Share
Basic	$1.23	$0.78
Diluted	$1.23	$0.77
Weighted Average Common Shares Outstanding
Basic	202.3	208.9
Diluted	203.0	210.0

ZIMMER BIOMET HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 and 2023
(in millions, except per share amounts, unaudited)

	2024	2023
Net Sales	$5,655.4	$5,454.1
Cost of products sold, excluding intangible asset amortization	1,604.5	1,545.0
Intangible asset amortization	434.3	416.6
Research and development	328.9	345.4
Selling, general and administrative	2,182.9	2,116.6
Restructuring and other cost reduction initiatives	198.1	90.6
Acquisition, integration, divestiture and related	9.9	16.4
Operating expenses	4,758.6	4,530.6
Operating Profit	896.7	923.5
Other income, net	7.0	10.3
Interest expense, net	(156.1)	(150.9)
Earnings before income taxes	747.6	782.8
Provision for income taxes	82.5	177.4
Net Earnings	665.1	605.4
Less: Net earnings attributable to noncontrolling interest	0.8	0.6
Net Earnings of Zimmer Biomet Holdings, Inc.	$664.3	$604.8

Earnings Per Common Share
Basic	$3.25	$2.89
Diluted	$3.24	$2.88
Weighted Average Common Shares Outstanding
Basic	204.4	209.0
Diluted	205.2	210.1

ZIMMER BIOMET HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, unaudited)

	September 30,	December 31,
	2024	2023
Assets
Cash and cash equivalents	$569.0	$415.8
Receivables, net	1,481.5	1,442.4
Inventories	2,368.7	2,385.2
Other current assets	444.8	366.1
Total current assets	4,864.0	4,609.5
Property, plant and equipment, net	2,107.2	2,060.4
Goodwill	8,912.3	8,818.5
Intangible assets, net	4,665.3	4,856.4
Other assets	1,171.6	1,152.1
Total Assets	$21,720.3	$21,496.9
Liabilities and Stockholders' Equity
Current liabilities	$1,858.4	$1,957.5
Current portion of long-term debt	1,713.0	900.0
Other long-term liabilities	1,028.1	1,283.4
Long-term debt	4,737.7	4,867.9
Stockholders' equity	12,383.2	12,488.1
Total Liabilities and Stockholders' Equity	$21,720.3	$21,496.9

ZIMMER BIOMET HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 and 2023
(in millions, unaudited)

	2024	2023
Cash flows provided by (used in) operating activities
Net earnings	$665.1	$605.4
Depreciation and amortization	732.7	710.5
Share-based compensation	79.9	74.5
Changes in operating assets and liabilities, net of acquired assets and liabilities
Income taxes	(181.2)	23.4
Receivables	(40.1)	15.5
Inventories	(38.0)	(212.2)
Accounts payable and accrued liabilities	(204.7)	(219.5)
Other assets and liabilities	(20.5)	(4.5)
Net cash provided by operating activities	993.1	993.2
Cash flows provided by (used in) investing activities
Additions to instruments	(188.4)	(232.8)
Additions to other property, plant and equipment	(152.3)	(228.3)
Net investment hedge settlements	19.3	27.2
Business combination investments, net of acquired cash	(116.3)	(32.9)
Acquisition of intangible assets	(119.6)	(98.4)
Other investing activities	(39.7)	7.0
Net cash used in investing activities	(596.9)	(558.1)
Cash flows provided by (used in) financing activities
Net payments on revolving facilities	(50.0)	(20.0)
Proceeds from senior notes	700.0	-
Redemption of senior notes	-	(86.3)
Payment on term loan	-	(33.9)
Dividends paid to stockholders	(148.0)	(150.7)
Proceeds from employee stock compensation plans	81.6	81.8
Business combination contingent consideration payments	(3.5)	(10.3)
Deferred business combination payments	(8.8)	(4.0)
Repurchase of common stock	(795.8)	(281.9)
Other financing activities	(19.4)	(6.8)
Net cash used in financing activities	(243.9)	(512.1)
Effect of exchange rates on cash and cash equivalents	1.0	(6.5)
Change in cash and cash equivalents	153.3	(83.5)
Cash and cash equivalents, beginning of year	415.8	375.7
Cash and cash equivalents, end of period	$569.0	$292.1

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED NET SALES % CHANGE TO
CONSTANT CURRENCY % CHANGE
(unaudited)

	For the Three Months Ended
	September 30, 2024 vs. 2023
		Foreign	Constant
		Exchange	Currency
	% Change	Impact	% Change
Geographic Results
United States	2.0%	-%	2.0%
International	6.9	(0.2)	7.1
Total	4.0%	(0.1)%	4.1%
Product Categories
Knees
United States	2.9%	-%	2.9%
International	9.1	(0.1)	9.2
Total	5.5	-	5.5
Hips
United States	4.9	-	4.9
International	1.9	(0.5)	2.4
Total	3.5	(0.2)	3.7
S.E.T.	7.3	-	7.3
Other	(9.7)	(0.2)	(9.5)
Total	4.0%	(0.1)%	4.1%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED NET SALES % CHANGE TO
CONSTANT CURRENCY % CHANGE
(unaudited)

	For the Nine Months Ended
	September 30, 2024 vs. 2023
		Foreign	Constant
		Exchange	Currency
	% Change	Impact	% Change
Geographic Results
United States	3.1%	-%	3.1%
International	4.5	(2.6)	7.1
Total	3.7%	(1.1)%	4.8%
Product Categories
Knees
United States	2.0%	-%	2.0%
International	7.3	(2.1)	9.4
Total	4.2	(0.9)	5.1
Hips
United States	2.6	-	2.6
International	(0.4)	(3.2)	2.8
Total	1.1	(1.6)	2.7
S.E.T.	5.9	(0.8)	6.7
Other	3.0	(1.3)	4.3
Total	3.7%	(1.1)%	4.8%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED TO ADJUSTED RESULTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 and 2023
(in millions, except per share amounts, unaudited)

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Restructuring and other cost reduction initiatives	Acquisition, integration, divestiture and related	Other income, net	(Benefit) provision for income taxes	Net Earnings of Zimmer Biomet Holdings, Inc.	Diluted earnings per common share
As Reported	$538.6	$148.2	$111.6	$709.7	$32.2	$4.4	$5.1	$(18.9)	$249.1	$1.23
Inventory and manufacturing-related charges(1)	(9.4)	-	-	-	-	-	-	3.0	6.4	0.03
Intangible asset amortization(2)	-	(148.2)	-	-	-	-	-	33.2	115.0	0.57
Restructuring and other cost reduction initiatives(3)	-	-	-	-	(32.2)	-	-	(2.6)	34.8	0.17
Acquisition, integration, divestiture and related(4)	-	-	-	-	-	(4.4)	-	0.4	4.0	0.02
Litigation(5)	-	-	-	0.1	-	-	-	0.7	(0.8)	-
European Union Medical Device Regulation(6)	-	-	(7.6)	-	-	-	-	1.8	5.8	0.03
Other charges(7)	-	-	-	1.0	-	-	(1.7)	(0.6)	(2.1)	(0.01)
Other certain tax adjustments(8)	-	-	-	-	-	-	-	59.0	(59.0)	(0.29)
As Adjusted	$529.2	$-	$104.0	$710.7	$-	$-	$3.4	$76.0	$353.2	$1.74

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2023
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Restructuring and other cost reduction initiatives	Acquisition, integration, divestiture and related	Other income, net	(Benefit) provision for income taxes	Net Earnings of Zimmer Biomet Holdings, Inc.	Diluted earnings per common share
As Reported	$518.6	$145.0	$116.9	$674.9	$24.3	$7.3	$3.8	$56.4	$162.7	$0.77
Inventory and manufacturing-related charges(1)	(7.5)	-	-	-	-	-	-	3.7	3.8	0.02
Intangible asset amortization(2)	-	(145.0)	-	-	-	-	-	28.8	116.2	0.55
Restructuring and other cost reduction initiatives(3)	-	-	-	-	(24.3)	-	-	4.2	20.1	0.10
Acquisition, integration, divestiture and related(4)	-	-	-	-	-	(7.3)	-	0.1	7.2	0.03
European Union Medical Device Regulation(6)	-	-	(13.3)	-	-	-	-	3.0	10.3	0.05
Other charges(7)	-	-	-	0.2	-	-	(0.3)	(2.5)	2.0	0.01
Other certain tax adjustments(8)	-	-	-	-	-	-	-	(24.3)	24.3	0.12
As Adjusted	$511.1	$-	$103.5	$675.1	$-	$-	$3.5	$69.4	$346.5	$1.65

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED TO ADJUSTED RESULTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 and 2023
(in millions, except per share amounts, unaudited)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Restructuring and other cost reduction initiatives	Acquisition, integration, divestiture and related	Other income, net	Provision for income taxes	Net Earnings of Zimmer Biomet Holdings, Inc.	Diluted earnings per common share
As Reported	$1,604.5	$434.3	$328.9	$2,182.9	$198.1	$9.9	$7.0	$82.5	$664.3	$3.24
Inventory and manufacturing-related charges(1)	(13.2)	-	-	-	-	-	-	5.0	8.2	0.04
Intangible asset amortization(2)	-	(434.3)	-	-	-	-	-	90.4	343.9	1.68
Restructuring and other cost reduction initiatives(3)	-	-	-	-	(198.1)	-	-	34.5	163.6	0.80
Acquisition, integration, divestiture and related(4)	-	-	-	-	-	(9.9)	-	1.4	8.5	0.04
Litigation(5)	-	-	-	-	-	-	-	0.7	(0.7)	-
European Union Medical Device Regulation(6)	-	-	(20.9)	-	-	-	-	4.9	16.0	0.08
Other charges(7)	-	-	-	0.9	-	-	4.7	1.3	2.5	0.01
Other certain tax adjustments(8)	-	-	-	-	-	-	-	38.5	(38.5)	(0.19)
As Adjusted	$1,591.3	$-	$308.0	$2,183.9	$-	$-	$11.7	$259.3	$1,167.9	$5.69

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Restructuring and other cost reduction initiatives	Acquisition, integration, divestiture and related	Other income, net	Provision for income taxes	Net Earnings of Zimmer Biomet Holdings, Inc.	Diluted earnings per common share
As Reported	$1,545.0	$416.6	$345.4	$2,116.6	$90.6	$16.4	$10.3	$177.4	$604.8	$2.88
Inventory and manufacturing-related charges(1)	(13.4)	-	-	-	-	-	-	7.8	5.6	0.03
Intangible asset amortization(2)	-	(416.6)	-	-	-	-	-	84.9	331.7	1.58
Restructuring and other cost reduction initiatives(3)	-	-	-	-	(90.6)	-	-	20.5	70.1	0.33
Acquisition, integration, divestiture and related(4)	-	-	-	-	-	(16.4)	-	0.4	16.0	0.08
Litigation(5)	-	-	-	3.8	-	-	-	(0.9)	(2.9)	(0.02)
European Union Medical Device Regulation(6)	-	-	(42.6)	-	-	-	-	9.9	32.7	0.16
Other charges(7)	-	-	-	1.0	-	-	(9.8)	(7.1)	(3.7)	(0.02)
Other certain tax adjustments(8)	-	-	-	-	-	-	-	(71.7)	71.7	0.34
As Adjusted	$1,531.5	$-	$302.8	$2,121.4	$-	$-	$0.5	$221.2	$1,126.1	$5.36

(1)
Inventory and manufacturing-related charges include excess and obsolete inventory charges on certain product lines we intend to discontinue, the acceleration of depreciation and fixed overhead costs expensed immediately related to a manufacturing plant shutdown, and other inventory and manufacturing-related charges or gains.
(2)
We exclude intangible asset amortization as well as deferred tax rate changes on our intangible assets from our non-GAAP financial measures because we internally assess our performance against our peers without this amortization. Due to various levels of acquisitions among our peers, intangible asset amortization can vary significantly from company to company.
(3)
In December 2019, 2021, and 2023 we initiated global restructuring programs that included a reorganization of key businesses and an overall effort to reduce costs in order to accelerate decision-making, focus the organization on priorities to drive growth and, in the case of the December 2021 program, to prepare for the spinoff of ZimVie, Inc. ("ZimVie"). Restructuring and other cost reduction initiatives also include other cost reduction and optimization initiatives that have the goal of reducing costs across the organization. The costs include employee termination benefits; contract terminations for facilities and sales agents; and other charges, such as consulting fees, project management expenses, retention period salaries and benefits and relocation costs.
(4)
The acquisition, integration, divestiture and related gains and expenses we have excluded from our non-GAAP financial measures resulted from various acquisitions, post-separation costs we have incurred related to ZimVie and gains related to a transition services agreement for services we provide to ZimVie and a transition manufacturing and supply agreement for products we supply to ZimVie for a limited period.
(5)
We are involved in patent litigation, product liability litigation, commercial litigation and other various litigation matters. We review litigation matters from both a qualitative and quantitative perspective to determine if excluding the losses or gains will provide our investors with useful incremental information. Litigation matters can vary in their characteristics, frequency and significance to our operating results. The litigation charges and gains excluded from our non-GAAP financial measures in the periods presented relate to patent litigation, product liability litigation and commercial litigation. Once the litigation matter has been excluded from our non-GAAP financial measures in a particular period, any additional expenses or gains from changes in estimates are also excluded, even if they are not significant, to ensure consistency in our non-GAAP financial measures from period-to-period.
(6)
The European Union Medical Device Regulation imposes significant additional premarket and postmarket requirements. The new regulations provided a transition period until May 2021 for previously-approved medical devices to meet the additional requirements. For certain devices, this transition period was extended until May 2024. A conditional extension of the transition period has been implemented until December 2027 and 2028 depending on the legacy medical device's risk class. We are excluding from our non-GAAP financial measures the incremental costs incurred to establish initial compliance with the regulations related to our previously-approved medical devices. The incremental costs primarily relate to temporary personnel and third-party professionals necessary to supplement our internal resources.
(7)
We have incurred other various expenses from specific events or projects that we consider highly variable or that have a significant impact to our operating results that we have excluded from our non-GAAP measures. These include gains and losses from changes in fair value on our equity investments, among other various costs.
(8)
Other certain tax adjustments are related to certain significant and discrete tax adjustments including intercompany transactions between jurisdictions, ongoing impacts of tax only amortization resulting from certain restructuring transactions, impacts of significant tax reform including Swiss reform and certain favorable tax settlements.

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING
ACTIVITIES TO FREE CASH FLOW
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 and 2023
(in millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$395.7	$337.5	$993.1	$993.2
Additions to instruments	(41.2)	(64.5)	(188.4)	(232.8)
Additions to other property, plant and equipment	(44.5)	(84.3)	(152.3)	(228.3)
Free cash flow	$310.0	$188.7	$652.4	$532.1

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF GROSS PROFIT & MARGIN
TO ADJUSTED GROSS PROFIT & MARGIN
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 and 2023
(in millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net Sales	$1,824.2	$1,753.6	$5,655.4	$5,454.1
Cost of products sold, excluding intangible asset amortization	538.6	518.6	1,604.5	1,545.0
Intangible asset amortization	148.2	145.0	434.3	416.6
Gross Profit	$1,137.4	$1,090.0	$3,616.6	$3,492.5

Inventory and manufacturing-related charges	9.4	7.5	13.2	13.4
Intangible asset amortization	148.2	145.0	434.3	416.6
Adjusted gross profit	$1,295.0	$1,242.5	$4,064.1	$3,922.4

Gross margin	62.4%	62.2%	63.9%	64.0%
Inventory and manufacturing-related charges	0.5	0.4	0.2	0.3
Intangible asset amortization	8.1	8.3	7.7	7.6
Adjusted gross margin	71.0%	70.9%	71.9%	71.9%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF OPERATING PROFIT & MARGIN TO ADJUSTED OPERATING PROFIT & MARGIN
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 and 2023
(in millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Operating profit	$279.5	$266.6	$896.7	$923.5
Inventory and manufacturing-related charges	9.4	7.5	13.2	13.4
Intangible asset amortization	148.2	145.0	434.3	416.6
Restructuring and other cost reduction initiatives	32.2	24.3	198.1	90.6
Acquisition, integration, divestiture and related	4.4	7.3	9.9	16.4
Litigation	(0.1)	-	-	(3.8)
European Union Medical Device Regulation	7.6	13.3	20.9	42.6
Other charges	(1.0)	(0.2)	(0.9)	(1.0)
Adjusted operating profit	$480.2	$463.8	$1,572.3	$1,498.4

Operating profit margin	15.3%	15.2%	15.9%	16.9%
Inventory and manufacturing-related charges	0.5	0.4	0.2	0.3
Intangible asset amortization	8.1	8.3	7.7	7.6
Restructuring and other cost reduction initiatives	1.8	1.4	3.5	1.7
Acquisition, integration, divestiture and related	0.2	0.4	0.2	0.3
Litigation	-	-	-	(0.1)
European Union Medical Device Regulation	0.4	0.8	0.4	0.8
Other charges	(0.1)	-	-	-
Adjusted operating profit margin	26.3%	26.4%	27.8%	27.5%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF EFFECTIVE TAX RATE TO ADJUSTED EFFECTIVE TAX RATE
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 and 2023
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Effective tax rate	(8.2)%	25.7%	11.0%	22.7%
Tax effect of adjustments made to earnings before taxes(1)	0.3	2.1	2.1	2.8
Other certain tax adjustments (2)	25.6	(11.1)	5.1	(9.1)
Adjusted effective tax rate	17.7%	16.7%	18.2%	16.4%

(1) Includes inventory and manufacturing-related charges; intangible asset amortization; restructuring and other cost reduction initiatives; acquisition, integration, divestiture and related; litigation; European Union Medical Device Regulation; and other charges

(2) Other certain tax adjustments are related to certain significant and discrete tax adjustments including intercompany transactions between jurisdictions, ongoing impacts of tax only amortization resulting from certain restructuring transactions, impacts of significant tax reform including Swiss reform, and certain favorable tax settlements.

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF DEBT TO NET DEBT
AS OF SEPTEMBER 30, 2024 and DECEMBER 31, 2023
(in millions, unaudited)

	September 30, 2024	December 31, 2023
Debt, both current and long-term	$6,450.7	$5,767.9
Cash and cash equivalents	(569.0)	(415.8)
Net debt	$5,881.7	$5,352.1